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EXHIBIT 10.2

                                 FIRST AMENDMENT
                                       TO
                     REAL ESTATE PURCHASE AND SALE AGREEMENT

      This First Amendment to Real Estate Purchase and Sale Agreement (this "Amendment") is entered into as of July 7, 2005 by and between GSI Lumonics Corporation (the "Seller") and STAG Capital Partners, LLC (the "Purchaser").

BACKGROUND

      A. Seller and Purchaser entered into a Real Estate Purchase and Sale Agreement with an Effective Date of June 8, 2005 (the P&S Agreement") concerning certain premises located at 22300 Haggerty Road, Farmington Hills, Michigan.

      B. Seller and Purchaser wish to ratify and amend the P&S Agreement as provided below.

      C. Capitalized terms used herein without definition have the meanings given to them in the P&S Agreement.

      AGREEMENT

      NOW THEREFORE, for valuable consideration, the Seller and Purchaser agree as follows:

      1. The following shall be additional Conditions Precedent Favoring Purchaser as if the same were set forth. in Section 6.1 of the P&S Agreement:

      (a) Before the Closing Date, Purchaser shall have received evidence satisfactory in Purchaser's reasonable discretion that any improvements on the Property (other than improvements in the process of being constructed on the Property by Tenant) comply in all material respects with all applicable building code provisions, and that all such improvements have received final non-appealable certificates of occupancy (and originals or copies of the same shall have been provided to Purchaser), other than any certificate of occupancy that Tenant is obligated to obtain pursuant to the Lease.

      (b) Before the Closing Date, Purchaser shall have received evidence satisfactory in Purchaser's reasonable discretion, duly executed and delivered by Tenant, that the Access Date occurred before June 1, 2005 as required by Section 1.02 of the Lease, and that Tenant is not entitled to any remedy set forth in the Lease provided due to a delay in the Access Date (including but not limited to any delay in the Rent Commencement Date or any additional free rent period provided pursuant to Section 1.05 of the Lease).

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      2. Except as otherwise provided above, the P&S Agreement is ratified and confirmed and remains in full force and effect. Section l(a) above supersedes and replaces Section 6.1(i) of the P&S Agreement.

      3. All references in the P&S Agreement to "this Agreement" shall mean the P&S Agreement as amended by this Amendment.

      4. This Amendment maybe executed by facsimile and in counterparts and it shall be sufficient that the signature of each party appear on one or more of such counterparts.

      EXECUTED under seal as of the date first above written.

                                        SELLER:
                                        GSI Lumonics Corporation

                                        By: \s\ THOMAS R. SWAIN
                                            Name: Thomas R. Swain
                                            Title: VP & CFO

                                        PURCHASER:
                                        STAG Capital Partners, LLC

                                        By: \s\ BENJAMIN S. BUTCHER
                                            Name: Benjamin S. Butcher
                                            Title: Manager

      Parent executes this Amendment solely to acknowledge the agreements set forth in this Amendment as they may affect Parent's obligations under Section
10.6 of the P&S Agreement..

                                        PARENT

                                        GSI Lumonics Inc.
                                        By: \s\ THOMAS R. SWAIN
                                            Name: Thomas R. Swain
                                            Title: VP & CFO